Exhibit 99.1

Protalix BioTherapeutics Reviewing Partnering and Other Alternatives

CARMIEL, Israel, February 5, 2013 /Globes Newswire/Protalix BioTherapeutics, Inc. (NYSE-AMEX:PLX, TASE:PLX), confirms, in response to inquiries received this morning and a report appearing in the Israeli press, that the company has engaged Citigroup to assist it in reviewing a broad array of product partnering, technology sharing and other strategic alternatives. There is no assurance that Protalix will undertake any such strategic alternative.

Protalix will not comment further on this initiative unless future events would make doing so appropriate.

About Protalix

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx®.

Forward Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "anticipate," "believe," "estimate," "expect" and "intend" and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Factors that might cause material differences include, among others, risks relating to potential strategic alternatives. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.

Investor Contact

Marcy Nanus
The Trout Group, LLC
646-378-2927
mnanus@troutgroup.com

Source: Protalix BioTherapeutics, Inc.